UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2005

AmericasBank Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-22925	52-2090433
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 York Road Towson, Maryland	21204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-823-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 1.02 Termination of a Material Definitive Agreement

On October 17, 2005, AmericasBank Corp. and AmericasBank received notice that, on October 12, 2005, the Maryland Division of Financial Regulation and the Federal Reserve Bank of Richmond had terminated the Written Agreement entered into by AmericasBank Corp. and AmericasBank with those regulators on August 3, 2001. In general, the Written Agreement was terminated because the regulators determined that AmericasBank Corp. and AmericasBank had returned to a satisfactory condition.

The Written Agreement imposed operational and reporting requirements upon AmericasBank Corp. and AmericasBank and prohibited AmericasBank Corp. and AmericasBank from amending or rescinding approved plans and procedures without the prior written approval of the Federal Reserve Bank of Richmond and the Maryland Division of Financial Regulation. Among other things, the Written Agreement limited AmericasBank Corp. and AmericasBank ability to appoint directors or hire senior executive officers without the prior approval of the Federal Reserve Bank of Richmond and the Maryland Division of Financial Regulation, and required AmericasBank Corp. and AmericasBank to make various quarterly and annual reports to the Federal Reserve Bank of Richmond and the Maryland Division of Financial Regulation.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On October 18, 2005, AmericasBank Corp.’s Board of Directors and the Board of Directors of its wholly owned subsidiary, AmericasBank, elected Richard C. Faint, Jr. and Allen S. Lloyd, Jr. to the Board of Directors of both AmericasBank Corp. and AmericasBank.

It is anticipated that Mr. Faint will serve on the Compensation, Nominating and Strategic Planning Committees of AmericasBank Corp. and AmericasBank, and that Mr. Lloyd will serve on the Executive and Strategic Planning Committees of AmericasBank Corp. and AmericasBank and the Loan Committee of AmericasBank.

The Board of Directors did not elect Mr. Faint or Mr. Lloyd pursuant to any arrangements or understandings between Mr. Faint or Mr. Lloyd and AmericasBank Corp. or AmericasBank or any other person.

There are no material transactions between Mr. Lloyd and AmericasBank Corp. or AmericasBank. In the ordinary course of business, AmericasBank has extended credit to a company controlled by Mr. Faint. As of December 31, 2004, and September 30, 2005, the balances of the loans outstanding were $488,339 and $332,508, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

99.1 Press Release dated October 18, 2005.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICASBANK CORP.

October 20, 2005	By:	/s/ Mark H. Anders
Mark H. Anders, President

3